UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: August 9, 2006 (date of earliest event report)

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective on August 4, 2006, our Board of Directors appointed Mr. Michael E. Guirlinger to fill the vacancy on our Board of Directors.  Mr. Guirlinger has been determined by our Board of Directors to qualify as an independent director. Mr. Guirlinger is currently Chief Executive Officer/Chief Operating Officer for The Language Access Network, a publicly traded company.  Mr. Guirlinger’s business career spans nearly thirty-five years with both publicly traded and private companies.  His spent seven years as the President/CEO with The Banc Stock Group and Shareholder Online and held other senior management roles with FoxGate Farms Development Company, Cardinal Industries, Inc. and other entities.   Mr. Guirlinger received his Masters of Business Administration from Ohio State University and a Bachelor of Science in English from Aquinas College.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2006	Speedemissions, Inc.,
a Florida corporation

	By:	/s/ Richard A. Parlontieri
Richard A. Parlontieri
	Its:	President